FOR IMMEDIATE RELEASE – EXHIBIT 99.1

August 6, 2013

For more information contact:

Scott Estes (419) 247-2800

Jay Morgan (419) 247-2800

Health Care REIT, Inc.

Reports Second Quarter Results

Completed $1.5 billion of 2Q13 investments and $5 billion year-to-date

Expanded international platform in both Canada and the United Kingdom

2Q13 same store cash NOI increased 3.8%

Toledo, Ohio, August 6, 2013…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s second quarter ended June 30, 2013.

“Health Care REIT’s unique relationships, immersion in health care, and asset allocation position the company to capture above average growth in all economic climates,” commented George L. Chapman, Chairman and CEO of Health Care REIT.  “Our portfolio generated excellent 3.8% same store cash NOI growth during the second quarter, headlined by an 8.4% increase in our seniors housing operating portfolio.  Our relationship investment strategy generated two new portfolio partners, Revera and Avery Healthcare, in the attractive Canadian and U.K. markets.  These investments bring our year-to-date total to $5 billion in high-quality, accretive health care real estate expected to produce attractive cash flow growth and total returns for our shareholders.”

Recent Highlights

•         Reported 2Q13 normalized FFO of $0.93 per share, a 4% increase versus 2Q12

•         Reported 2Q13 normalized FAD of $0.82 per share, a 4% increase versus 2Q12

•         Increased 2Q13 same-store cash NOI by 3.8%, including 8.4% growth in the seniors housing operating portfolio

•         Increased private pay mix to 82% in 2Q13 from 74% in 2Q12

•         Issued 23 million shares of common stock, generating $1.7 billion of proceeds in May

•         Received $366 million in proceeds on dispositions in the first half of 2013, generating $52 million in gains

•         Completed gross new investments of $1.5 billion in 2Q13 and $959 million in 3Q13 to-date

•         Expanded international portfolio with $1.3 billion investment in Canada with Revera in May and $213 million investment in the U.K. with Avery Healthcare in July

•         Completed final tranche of $4.3 billion investment with Sunrise Senior Living in July

Dividends for Second Quarter 2013  As previously announced, the Board of Directors declared a cash dividend for the quarter ended June 30, 2013 of $0.765 per share, as compared to $0.74 per share for the same period in 2012, representing a 3.4% increase.  On August 20, 2013, the company will pay its 169th consecutive quarterly cash dividend.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

Second Quarter Investment Highlights  During the quarter, the company completed the previously announced $1.3 billion partnership with Revera Inc. to own 47 properties in attractive Canadian markets.   The company owns a 75% interest in the portfolio and Revera owns the remaining 25% interest.  The portfolio was previously owned 100% by Revera and is primarily comprised of independent living communities, with many offering a continuum of care that includes assisted living and/or memory care.  Revera manages the communities under an incentive-based management contract.  The company expects the portfolio to generate an initial unlevered NOI yield of 7%.  Please see the press release announcing the transaction dated May 8, 2013, for additional highlights of the transaction.  The release is available on the Investor Relations tab of the company’s website.

2Q13 Earnings Release                                                                                                                                                                     August 6, 2013

Investment Subsequent to Quarter End  Subsequent to the end of the second quarter, the company completed a $213 million (£140 million) sale/leaseback transaction with Avery Healthcare. The acquired portfolio includes 14 seniors housing communities with 940 beds in the United Kingdom. The average age of the communities is two years. Avery is one of England’s premier and most active seniors housing developers/operators. The lease is absolute net with capital expenditures funded by Avery. Rent under the lease will generate an initial yield of 7% and increase 3% per year over the initial 20-year lease term. Avery will guarantee the lease. Health Care REIT has an exclusive option to invest in Avery’s future acquisitions and new developments.  The company expects to acquire up to four new seniors housing communities per year upon completion of construction, and will add each community to the master lease. Avery will fund all working capital associated with the lease-up of each community. The Avery portfolio investment is consistent with the company’s strategy to own high-quality, private pay real estate in attractive markets operated by best-in-class providers. Including the 14 Avery communities, the company has investments in 45 seniors housing communities located in attractive U.K. markets with an investment balance of $1.6 billion.

Sunrise Acquisition Update  As previously announced, the company completed the $745.2 million final phase of the Sunrise Senior Living property portfolio acquisition on July 1, 2013.  The aggregate $4.3 billion investment includes 120 wholly-owned properties and five properties owned in joint ventures with third parties.  The company expects the portfolio to generate an unlevered NOI yield exceeding 6.5% in the second half of 2013.

Sunrise Property Count Reconciliation

	Announced 8/22/12	Completed 5/7/13	Completed 7/1/13
Wholly Owned	20	71	120
Joint Venture	105	54	5
Total	125	125	125

Sunrise Investments Reconciliation ($ millions)

	Announced 8/22/12	Completed 5/7/13	Completed 7/1/13
Debt Assumed(1)	$970.0	$444.6	$389.5
Cash Required	$950.0	$3,084.4	$3,884.7
Acquisition Amount	$1,920.0	$3,529.0	$4,274.2

(1) Debt assumed is net of payoffs that occurred as of closing or shortly thereafter.

Outlook for 2013  The company affirms its 2013 guidance and assumptions as previously announced and continues to expect to generate normalized FFO in a range of $3.70 to $3.80 per diluted share and normalized FAD in a range of $3.25 to $3.35 per diluted share, both representing a 5%-8% increase. The company is revising its 2013 net income guidance primarily to reflect the net impact of the Revera and Avery acquisitions, the May common stock issuance, depreciation and amortization adjustments, normalizing items and gains/losses on property sales. The company now expects to report net income attributable to common stockholders in a range of $0.58 to $0.68 per diluted share.  The company’s guidance does not include any additional 2013 investments beyond what it has announced, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.  The company will provide additional detail regarding its 2013 outlook and assumptions on the second quarter 2013 conference call.

Conference Call Information  The company has scheduled a conference call on Tuesday, August 6, 2013 at 10:00 a.m. Eastern Time to discuss its second quarter 2013 results, industry trends, portfolio performance and outlook for 2013. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through August 20, 2013. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 17358998. To participate in the webcast, log on to www.hcreit.com  15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

2Q13 Earnings Release                                                                                                                                                                     August 6, 2013

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended June 30, 2013, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

About Health Care REIT, Inc.  Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of June 30, 2013, the company’s broadly diversified portfolio consisted of 1,183 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s facilities; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory

2Q13 Earnings Release                                                                                                                                                                     August 6, 2013

approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s facilities; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

2Q13 Earnings Release                                                                                                                                                                     August 6, 2013

HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	June 30,
	2013	2012
Assets
Real estate investments:
Land and land improvements	$1,710,084	$1,189,280
Buildings and improvements	18,776,842	14,057,887
Acquired lease intangibles	928,910	524,145
Real property held for sale, net of accumulated depreciation	31,882	193,307
Construction in progress	137,481	170,785
	21,585,199	16,135,404
Less accumulated depreciation and intangible amortization	(1,933,439)	(1,369,449)
Net real property owned	19,651,760	14,765,955
Real estate loans receivable(1)	312,356	300,000
Net real estate investments	19,964,116	15,065,955
Other assets:
Investments in unconsolidated entities	768,737	460,962
Goodwill	68,321	68,321
Deferred loan expenses	71,218	60,597
Cash and cash equivalents	512,472	204,895
Restricted cash	212,812	79,619
Receivables and other assets(2)	598,717	407,077
	2,232,277	1,281,471
Total assets	$22,196,393	$16,347,426

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$-	$393,000
Senior unsecured notes	6,604,979	4,910,871
Secured debt	2,875,606	2,299,674
Capital lease obligations	79,481	81,955
Accrued expenses and other liabilities	539,361	400,065
Total liabilities	10,099,427	8,085,565
Redeemable noncontrolling interests	32,810	34,068
Equity:
Preferred stock	1,022,917	1,022,917
Common stock	285,085	214,592
Capital in excess of par value	12,263,927	8,129,913
Treasury stock	(21,248)	(17,272)
Cumulative net income	2,264,573	2,023,769
Cumulative dividends	(4,127,597)	(3,309,558)
Accumulated other comprehensive income	(49,174)	(13,590)
Other equity	5,678	7,302
Total Health Care REIT, Inc. stockholders’ equity	11,644,161	8,058,073
Noncontrolling interests	419,995	169,720
Total equity	12,064,156	8,227,793
Total liabilities and equity	$22,196,393	$16,347,426

(1) Includes non-accrual loan balances of $4,230,000 and $12,956,000 at June 30, 2013 and 2012, respectively.
(2) Includes net straight-line receivable balances of $174,138,000 and $144,612,000 at June 30, 2013 and 2012, respectively.

2Q13 Earnings Release                                                                                                                                                                     August 6, 2013

Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2013	2012	2013	2012
	Revenues:
	Rental income	$302,465	$263,704	$598,753	$512,662
	Resident fees and service	370,995	165,654	698,319	323,828
	Interest income	7,640	7,879	16,696	16,020
	Other income	1,025	1,482	1,725	3,166
	Gross revenues	682,125	438,719	1,315,493	855,676

	Expenses:
	Interest expense	110,629	91,299	220,585	179,780
	Property operating expenses	278,587	135,839	531,941	264,641
	Depreciation and amortization	200,108	127,599	386,837	248,136
	General and administrative expenses	23,902	25,870	51,081	53,621
	Transaction costs	28,136	28,691	94,116	34,270
	Loss (gain) on derivatives, net	(2,716)	(2,676)	(407)	(2,121)
	Loss (gain) on extinguishment of debt, net	-	576	(308)	576
	Total expenses	638,646	407,198	1,283,845	778,903

	Income (loss) from continuing operations before income taxes
and income from unconsolidated entities		43,479	31,521	31,648	76,773

	Income tax (expense) benefit	(1,215)	(1,447)	(3,978)	(2,918)
	Income (loss) from unconsolidated entities	(5,461)	1,456	(3,198)	2,989
	Income (loss) from continuing operations	36,803	31,530	24,472	76,844

	Discontinued operations:
	Gain (loss) on sales of properties, net	(29,997)	32,450	52,495	33,219
	Income (loss) from discontinued operations, net	375	12,895	2,013	24,266
		(29,622)	45,345	54,508	57,485
	Net income (loss)	7,181	76,875	78,980	134,329
Less:	Preferred dividends	16,602	16,719	33,203	35,926
	Preferred stock redemption charge	-	6,242	-	6,242
	Net income (loss) attributable to noncontrolling interests	(913)	(821)	(774)	(1,876)
	Net income (loss) attributable to common stockholders	$(8,508)	$54,735	$46,551	$94,037

	Average number of common shares outstanding:
	Basic	273,091	213,498	266,602	206,612
	Diluted	276,481	215,138	266,602	208,237

	Net income (loss) attributable to common stockholders per share:
	Basic	$(0.03)	$0.26	$0.17	$0.46
	Diluted	$(0.03)	$0.25	$0.17	$0.45

	Common dividends per share	$0.765	$0.74	$1.53	$1.48

2Q13 Earnings Release                                                                                                                                                                     August 6, 2013

Normalizing Items				Exhibit 1
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Transaction costs	$28,136 (1)	$28,691	$94,116	$34,270
Special stock compensation grants	-	-	-	4,316
Loss (gain) on derivatives, net	(2,716)(2)	(2,676)	(407)	(2,121)
Loss (gain) on extinguishment of debt, net	-	576	(308)	576
Held for sale hospital operating expenses	-	-	-	215
Preferred stock redemption charge	-	6,242	-	6,242
Less: Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	(11)	-	(11)	-
Total	$25,409	$32,833	$93,390	$43,498

Average diluted common shares outstanding	276,481	215,138	269,580	208,237
Net amount per diluted share	$0.09	$0.15	$0.35	$0.21

Notes:	(1) Primarily costs incurred with seniors housing acquisitions.
	(2) Related to currency hedges executed to lock the exchange rates on international transactions.

Funds Available for Distribution Reconciliation				Exhibit 2
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$(8,508)	$54,735	$46,551	$94,037
Depreciation and amortization(1)	200,477	132,963	387,599	260,385
Losses/impairments (gains) on properties, net	29,997	(32,450)	(52,495)	(33,219)
Noncontrolling interests(2)	(6,831)	(4,569)	(11,911)	(9,059)
Unconsolidated entities(3)	11,348	6,641	25,269	7,478
Gross straight-line rental income	(13,683)	(12,792)	(28,329)	(23,931)
Prepaid/straight-line rent receipts	184	2,123	4,441	3,138
Amortization related to above (below) market leases, net	40	47	195	(205)
Non-cash interest expense	1,237	2,849	4,731	6,542
Cap-ex, tenant improvements, lease commissions	(12,174)	(10,647)	(24,059)	(19,233)
Funds available for distribution	202,087	138,900	351,992	285,933
Normalizing items, net(4)	25,409	32,833	93,390	43,498
Prepaid/straight-line rent receipts	(184)	(2,123)	(4,441)	(3,138)
Funds available for distribution - normalized	$227,312	$169,610	$440,941	$326,293

Average diluted common shares outstanding	276,481	215,138	269,580	208,237

Per share data:
Net income (loss) attributable to common stockholders	$(0.03)	$0.25	$0.17	$0.45
Funds available for distribution	$0.73	$0.65	$1.31	$1.37
Funds available for distribution - normalized	$0.82	$0.79	$1.64	$1.57

Normalized FAD Payout Ratio:
Dividends per common share	$0.765	$0.74	$1.53	$1.48
FAD per diluted share - normalized	$0.82	$0.79	$1.64	$1.57
Normalized FAD payout ratio	93%	94%	93%	94%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
	(4) See Exhibit 1.

2Q13 Earnings Release                                                                                                                                                                     August 6, 2013

Funds From Operations Reconciliation				Exhibit 3
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$(8,508)	$54,735	$46,551	$94,037
Depreciation and amortization(1)	200,477	132,963	387,599	260,385
Losses/impairments (gains) on properties, net	29,997	(32,450)	(52,495)	(33,219)
Noncontrolling interests(2)	(7,821)	(5,190)	(13,614)	(10,179)
Unconsolidated entities(3)	16,521	7,873	33,504	10,759
Funds from operations	230,666	157,931	401,545	321,783
Normalizing items, net(4)	25,409	32,833	93,390	43,498
Funds from operations - normalized	$256,075	$190,764	$494,935	$365,281

Average diluted common shares outstanding	276,481	215,138	269,580	208,237

Per share data:
Net income (loss) attributable to common stockholders	$(0.03)	$0.25	$0.17	$0.45
Funds from operations	$0.83	$0.73	$1.49	$1.55
Funds from operations - normalized	$0.93	$0.89	$1.84	$1.75

Normalized FFO Payout Ratio:
Dividends per common share	$0.765	$0.74	$1.53	$1.48
FFO per diluted share - normalized	$0.93	$0.89	$1.84	$1.75
Normalized FFO payout ratio	82%	83%	83%	85%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2013			Exhibit 4
(in thousands, except per share data)
	Prior Outlook		Current Outlook
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$0.70	$0.80	$0.58	$0.68
Losses/impairments (gains) on sale of properties, net	(0.31)	(0.31)	(0.19)	(0.19)
Depreciation and amortization(1)	3.06	3.06	2.97	2.97
Funds from operations	3.45	3.55	3.36	3.46
Normalizing items, net(2)	0.25	0.25	0.34	0.34
Funds from operations - normalized	$3.70	$3.80	$3.70	$3.80

FAD Reconciliation:
Net income attributable to common stockholders	$0.70	$0.80	$0.58	$0.68
Losses/impairments (gains) on sale of properties, net	(0.31)	(0.31)	(0.19)	(0.19)
Depreciation and amortization(1)	3.06	3.06	2.97	2.97
Net straight-line rent and above/below amortization(1)	(0.18)	(0.18)	(0.18)	(0.18)
Non-cash interest expense(1)	0.04	0.04	-	-
Cap-ex, tenant improvements, lease commissions(1)	(0.29)	(0.29)	(0.25)	(0.25)
Funds available for distribution	3.02	3.12	2.93	3.03
Normalizing items, net(2)	0.25	0.25	0.34	0.34
Prepaid/straight-line rent receipts	(0.02)	(0.02)	(0.02)	(0.02)
Funds available for distribution - normalized	$3.25	$3.35	$3.25	$3.35

Notes:	(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.
	(2) See Exhibit 1.